CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-265026) (the “Registration Statement”) of our report dated March 4, 2022 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America, consent to the incorporation by reference of our report dated February 24, 2022 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company, and consent to the incorporation by reference in the Registration Statement of our reports dated April 15, 2022 relating to the financial statements of each of the variable investment options of Equitable America Variable Account 70A and Separate Account No. 49 indicated in our reports. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

September 20, 2022